Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 06/10/2015 10:21 AM
ID: 2015-000688655

Profit Corporation
Articles of Incorporation

1. Corporation name:

The Four Energies, Inc.

2. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

FreeWyomingAgent.com, Inc.
3904 Central Avenue, Suite A-542
Cheyenne, WY 82001

3. Mailing address of the corporation:

520 W. Roosevelt STE 201
Wheaton, IL 60187

4. Principal office address:

3904 Central Avenue, Suite A-542
Cheyenne, WY 82001

5. Number and class of shares the corporation will have the authority to issue:

100,000,000 Common

6. Incorporators *(list names and addresses of each incorporator)*:

Huntley Andrews
401 Congress Ave., Suite 1540
Austin, TX 78701

Received
JUN 10 2015
Secretary of State
Wyoming

7. Execution (*all incorporators must sign*):

Signature: [signature]
Print Name: Huntley Andrews
Date: 06/09/2015
(mm/dd/yyyy)

Signature: ______________________
Print Name:
Date:
(mm/dd/yyyy)

Signature: ______________________
Print Name:
Date:
(mm/dd/yyyy)

Contact Person: Adam S. Tracy

Daytime Phone Number: (888) 978-9901 Email: jm@ibankattorneys.com

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD F. MURRAY, III, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

The Four Energies, Inc.

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **10th** day of **June, 2015**.

Secretary of State

By: Lance Cockrell

Filed Date: 06/10/2015